Exhibit 10.1

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

[                ], 2016

Elliott Associates, L.P.

Elliott International, L.P.

Elliott International Capital Advisors Inc.

40 West 57th Street

New York, NY 10019

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between LogMeIn, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), and Elliott International Capital Advisors Inc., a Delaware corporation (together with Elliott Associates and Elliott International, the “Investors”), with respect to the matters set forth below. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in paragraph 8 below.

1.    Effective upon the closing of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among Citrix Systems, Inc., a Delaware corporation (“Carbon”), GetGo, Inc., a Delaware corporation and wholly owned subsidiary of Carbon (“SpinCo”), the Company, and Lithium Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), dated July 26, 2016, Jesse Cohn shall be appointed as one of the members of the Board of Directors of the Company (the “Board”) designated by Carbon pursuant to Section 2.07 of the Merger Agreement (the “Investor Designee”). [The Investor Designee shall be appointed as a Class [    ] Director with a term expiring at the Company’s [    ] Annual Meeting of Stockholders.]

2.    In connection with the Company’s 2017 Annual Meeting of Stockholders (and any adjournments or postponements thereof) (the “2017 Annual Meeting”), so long as the Investor Designee has been nominated by the Board for re-election as a director or continues to serve as a director in a class whose term will not expire at such meeting, and at each subsequent Annual Meeting of Stockholders of the Company (and any adjournments or postponements thereof) at which the Investor Designee has been nominated by the Board for re-election as a director or continues to serve as a director in a class whose term will not expire at such meeting, the Investors will cause to be present for quorum purposes and vote or cause to be voted all Company common stock beneficially owned by them or their controlling or controlled Affiliates and which they or such controlling or controlled Affiliates are entitled to vote on the record date for the 2017 Annual Meeting or such subsequent Annual Meeting of Stockholders in favor of (A) the election of directors nominated by the Board and (B) otherwise in accordance with the Board’s recommendation on any non-Extraordinary Transaction related proposals; provided, that, notwithstanding anything to the contrary, the obligations of the Investor in this paragraph 2 shall terminate automatically if the Investor Designee does not accept such nomination by the Board for re-election as a director, the Investor Designee resigns from the Board or a Company Event (as defined below) occurs.

3.    The parties hereto acknowledge that the Investor Designee, upon election to the Board, will serve as a member of the Board and will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company (including, but not limited to, the policies with respect to management being responsible for managing communications with external constituencies) as other directors (collectively, “Company Policies”), and shall be required to preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees, and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all independent directors of the Company. The Company represents and warrants that: (i) all Company Policies currently in effect are publicly available on the Company’s website or described in its proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2016 or have otherwise been provided to the Investors, and such Company Policies will not be amended prior to the appointment of the Investor Designee and (ii) during the Restricted Period, any changes to the Company Policies, or new Company Policies, will be adopted in good faith and not for the purpose of undermining or conflicting with the arrangements contemplated hereby.

4.    The Company will take all action necessary to appoint the Investor Designee as a member of the Operating Committee (as defined in the Merger Agreement) upon the formation of such committee in accordance with the terms of the Merger Agreement.

5.    From the date of this Agreement until the Expiration Date or until such earlier time as the restrictions in this paragraph 5 terminate as provided herein (such period, the “Restricted Period”), the Investors will not, and will cause their respective Affiliates and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on their behalf (collectively, the “Restricted Persons”) not to, directly or indirectly, absent prior express written invitation or authorization by the Board:

(a)    engage in any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents;

(b)    knowingly encourage or advise any other Person or knowingly assist any Person in so encouraging or advising any Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement or advice that is consistent with Company management’s recommendation in connection with such matter);

(c)    form, join or act in concert with any “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Voting Securities, other than solely with other Affiliates of the Investors with respect to Voting Securities now or hereafter owned by them;

(d)    acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Securities or assets of the Company, or rights or options to acquire any Voting Securities or assets of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to Voting Securities, in each case if such acquisition or transaction would result in the Investors having beneficial ownership (voting power or economic exposure) of more than 9.9% of the Company’s outstanding common stock;

(e)    sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying common stock of the Company held by the Investors to any Third Party;

(f)    make or in any way participate, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Investors from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement regarding any of the types of matters set forth above in this paragraph;

(g)    enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of the Investors, with respect to Voting Securities now or hereafter owned by them and other than granting proxies in solicitations approved by the Board;

(h)    (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as set forth herein, (ii) seek, alone or in concert with others, the removal of any member of the Board or (iii) conduct a referendum of stockholders;

(i)    make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(j)    make any request for stock list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or other statutory or regulatory provisions providing for shareholder access to books and records;

(k)    except as set forth herein, make any public proposal with respect to (i) any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization or dividend policy of the Company, (iii) any other material change in the Company’s management, business or corporate structure, (iv) any waiver, amendment or modification to the Company’s Certificate of Incorporation or Bylaws, or other actions which may impede the acquisition of control of the Company by any person, (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (vi) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(l)    institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this paragraph 5; provided, however, that for the avoidance of doubt the foregoing shall not prevent any Restricted Person from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against a Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement or the topics covered in the correspondence between the Company and the Restricted Persons prior to the date hereof, or (D) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent the Restricted Persons from responding to or complying with a validly issued legal process;

(m)    enter into any negotiations, agreements or understandings with any Third Party to take any action that the Investors are prohibited from taking pursuant to this paragraph 5; or

(n)    make any request or submit any proposal to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal;

provided, that the restrictions in this paragraph 5 shall terminate automatically upon the earliest of (i) as a non-exclusive remedy for any such breach, upon five (5) business days’ prior written notice by the Investors following a material breach of this Agreement by the Company (including, without limitation, a failure to appoint the Investor Designee to the Board in accordance with paragraph 1 or to the Operating Committee in accordance with paragraph 4) if such breach has not been cured within such notice period, provided that the Investors are not in material breach of this Agreement at the time such notice is given, (ii) the announcement by the Company of a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, (iii) the commencement of any tender or exchange offer (by a person other than the Investors or their Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer, (iv) such time as the Company issues a preliminary proxy statement, definitive proxy statement or other proxy materials in connection with the 2017 Annual Meeting that are inconsistent with the terms of this Agreement or (v) the adoption by the Board of any amendment to the Certificate of Incorporation or Bylaws of the Company that would reasonably be expected to substantially impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with any future Company Annual Meeting of Stockholders (any of events described in clauses (i) through (v), a “Company Event”). Notwithstanding anything to the contrary in this Agreement, nothing in this paragraph 5 shall prohibit or restrict the Investor Designee from exercising his rights and fiduciary duties as a director of the Company or restrict his discussions solely among other members of the Board and/or management, advisors, representatives or agents of the Company.

6.    During the Restricted Period, the Company, the Investors and the Investor Designee shall each refrain from making, and shall cause their respective Affiliates and its and their respective principals, directors, members, general partners, officers and employees not to make or cause to be made any statement or announcement including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the Investors: the Company or any of its Affiliates, subsidiaries or advisors, or any of its or their respective current or former officers, directors or employees (including, without limitation, any statements or announcements regarding the Company’s strategy, operations, performance, products or services), and (b) in the case of statements or announcements by the Company: the Investors and the Investors’ advisors, their respective employees or any person who has served as an employee of the Investors and the Investors’ advisors. The foregoing shall not restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

7.    The Company hereby agrees that the Investor Designee may provide confidential information of the Company to the Investors and their Affiliates subject to, and solely in accordance with the terms of, a confidentiality agreement in the form attached hereto as Exhibit A (which the Investors agree to execute and deliver to the Company simultaneously with the Investors’ execution and delivery of this Agreement). The Investors and the Investor Designee hereby acknowledge that they and their Affiliates are aware that United States securities laws may restrict any person who has material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information. Accordingly, the Investors shall, and shall cause their Affiliates to, purchase and sell securities of the Company only in compliance with the Company’s insider trading policy, a copy of which has been provided to the Investors.

8.    As used in this Agreement, the term (a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement; provided that “Affiliate” shall not include any person that is a publicly held concern and is otherwise an Affiliate solely by reason of the fact that an employee or principal of the Investor serves as a member of the board of directors or similar governing body of such concern; (b) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5(b)(l) promulgated under the Exchange Act and shall include any other economic exposure to Company common stock, including through any swap or other derivative transaction, that gives a Person the economic equivalent of ownership of Company common stock, including, without limitation, the notional number of shares subject to derivative agreements in the form of cash-settled swaps; (c) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed; (d) “Expiration Date” means the first anniversary of the date of this Agreement; provided that, if the Investor Designee remains a director of the Company as of such anniversary date, then the Expiration Date shall be automatically extended until the earlier of (i) the date that the Board fails to re-nominate the Investor Designee as a director of the Company in connection with an Annual Meeting of Stockholders at which the Investor Designee’s term of office expires or (ii) the date that the Investor Designee resigns as a director of the Company (for the avoidance of doubt, it is understood and agreed that the Board shall have no obligation to re-nominate the Investor Designee as a director of the Company [following the 2017 Annual Meeting]1); (e) “Person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (f) “Third Party” means any Person that is not a party to this Agreement or an Affiliate thereof, a member of the Board, a director or officer of the Company, or legal counsel to any party to this Agreement; and (g) “Voting Securities” shall mean the shares of common stock of the Company and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

9.    Each of the Investors, severally and not jointly, represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms; (b) neither it nor any of its Affiliates has or will during the Restricted Period have, any agreement, arrangement or understanding, written or oral, with any member of the Board (other than the Investor Designee) pursuant to which such individual has been or will be compensated for his or her service as a director on, or nominee for election to, the Board; and (c) as of the date of this Agreement, (i) the Investors, together with all of their respective Affiliates, as of the Closing of the Merger (as defined in the Merger Agreement) will collectively beneficially own, an aggregate of [●] shares of Voting Securities and (ii) except as previously disclosed in writing to the Company prior to the execution of this Agreement, none of the Investors nor any of their respective Affiliates, is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities.

10.    The Company represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) the execution and delivery of this Agreement does not require the approval of the stockholders of the Company; and (c) the execution and delivery of this Agreement does not and will not violate any law, any order of any court or other agency of government, the Company’s Certificate of Incorporation or Bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

[1]	To confirm to which class the Investor Designee will be designated.

11.    The Company and each of the Investors each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to seek injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

12.    This Agreement (including its exhibits) constitutes the only agreement between the Investors and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

14.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the Investors and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 20 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

15.    This Agreement is solely for the benefit of the parties and is not enforceable by any other Person.

16.    All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

LogMeIn, Inc.

320 Summer Street

Boston, MA 02210

Facsimile:     (781) 437-1820

Attn:    Chief Financial Officer

    General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Facsimile:  (617) 948-6001

Attn:  John H. Chory

Bradley C. Faris

If to the Investors:

Elliott Associates, L.P.

Elliott International, L.P.

Elliott International Capital Advisors Inc.

40 West 57th Street

New York, NY 10019

Attn:     Jesse Cohn

email:  jcohn@elliottmgmt.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn:     Richard J. Birns, Esq.

email:    rbirns@gibsondunn.com

At any time, any party may, by notice given in accordance with this paragraph to the other party, provide updated information for notices hereunder.

17.    All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

18.    Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

19.    This Agreement may be executed by the parties in separate counterparts (including by fax, jpeg, .gif .bmp and ..pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

Very truly yours,

LOGMEIN, INC.

By:
Name: William R. Wagner
Title: President and Chief Executive Officer

Accepted and agreed to as of the date first written above:

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P.,
its General Partner

By:	Braxton Associates, Inc.,
its General Partner

By:
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc.,
as Attorney-in-Fact

By:
Name: Elliot Greenberg
Title: Vice President

[Signature Page to Letter Agreement]

Exhibit A

Confidentiality Agreement

PERSONAL AND CONFIDENTIAL

[Date]

Elliott Associates, L.P.

Elliott International, L.P.

Elliott International Capital Advisors Inc.

40 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of the Investor Designee to the Board of Directors (the “Board”) of LogMeIn, Inc. (the “Company”) pursuant to the other letter agreement, dated as of the date hereof, between the Company and you (the “Cooperation Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Cooperation Agreement. Subject to the terms of, and in accordance with, this letter agreement, you and, subject to the restrictions in paragraph 1, your Representatives and Affiliates, may receive certain information about the Company and its subsidiaries, divisions and Affiliates from the Investor Designee that is confidential and proprietary and the disclosure of which could harm the Company and its subsidiaries. You understand and agree that disclosure of any such information by the Investor Designee shall be subject in all cases to his fiduciary duties to the Company and its stockholders and the Company Policies. Without limiting the generality of the foregoing, it is understood and agreed that the Investor Designee shall not disclose to you or your Representatives or Affiliates (i) any information regarding the deliberations of the Board or its committees as a whole or of individual members of the Board or its committees or members of the Company’s management (which the parties agree shall not include factual information regarding the Company and its subsidiaries, divisions and Affiliates), (ii) any confidential or proprietary information of any third party in the possession of the Company and its subsidiaries that either (x) is identified as such to the Investor Designee by or on behalf of the Company or (y) as to which it is reasonably apparent that the Company or any of its subsidiaries is obligated by a contractual, legal or fiduciary obligation prohibiting disclosure or (iii) any information that may constitute waiver of the Company’s or any of its subsidiaries’ attorney-client privilege or attorney work-product privilege (both with respect to internal or external legal counsel) that is identified as such to the Investor Designee by or on behalf of the Company.

As a condition of your being furnished such information, you agree to treat any information, whether written or oral, concerning the Company or any of its subsidiaries, divisions or Affiliates that is furnished to you by or on behalf of the Investor Designee (herein collectively referred to as the “Confidential Information”) in accordance with the provisions of this letter agreement and to take or abstain from taking certain other actions herein set forth. The term “Confidential Information” includes, without limitation, all notes, analyses, data or other documents furnished to you or your Affiliates or Representatives or prepared by you or your Affiliates or Representatives to the extent such materials reflect or are based upon, in whole or in part, the Confidential Information. The term “Confidential Information” does not include information that (a) is or becomes available to you or the Investor Designee on a nonconfidential basis from a source other than the Company or its Affiliates or representatives; provided that such source is not known by you or the Investor Designee to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation to, the Company that prohibits such disclosure, (b) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives or Affiliates in violation of this letter agreement, or (c) has been or is independently developed by you or your Representatives or Affiliates without the use of the Confidential Information or in violation of the terms of this letter agreement. For purposes of this letter agreement, the term “Representatives” shall include your and your Affiliates’ directors, officers, employees and attorneys.

1.    You hereby agree that the Confidential Information will be kept confidential and used solely for the purpose of monitoring and evaluating your investment in the Company; provided, however, that the Confidential Information may be disclosed (i) to your Affiliates and any of your Representatives who need to know such information for the sole purpose of advising you on your investment in the Company, (ii) in accordance with paragraph 3 of this letter agreement, or (iii) as the Company may otherwise consent in writing. All such Affiliates and Representatives shall (A) be informed by you of the confidential nature of the Confidential Information, (B) agree to keep the Confidential Information strictly confidential, and (C) be advised of the terms of this letter agreement. You agree to be responsible for any breaches of any of the provisions of this letter agreement by any of your Affiliates or Representatives as if they were party hereto (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against your Affiliates and Representatives with respect to such breach).

2.    You hereby acknowledge that you, your Affiliates and your Representatives are aware that the Confidential Information may contain material, non-public information about the Company, and that the U.S. securities laws restrict any person who has material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information, and further acknowledge your obligations and those of your Affiliates and Representatives under Section 7 of the Cooperation Agreement.

3.    Notwithstanding anything to the contrary provided in this letter agreement, in the event you or any of your Affiliates or Representatives receive a request or are required by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or pursuant to a formal request from a regulatory examiner (any such requested or required disclosure, an “External Demand”) or otherwise pursuant to applicable law, regulation or the rules of any national securities exchange (as determined based on advice of outside legal counsel) to disclose all or any part of the Confidential Information, agree to, to the extent permitted by applicable law, (a) promptly notify the Company of the existence, terms and circumstances surrounding such External Demand or other requirement, (b) consult with the Company on the advisability of taking legally available steps to resist or narrow such request or disclosure, and (c) in the case of any External Demand, assist the Company, at the Company’s request and expense, in seeking a protective order or other appropriate remedy to the extent available under the circumstances. In the event that such protective order or other remedy is not obtained or not available or that the Company waives compliance with the provisions hereof, (i) you or your Affiliates or Representatives, as the case may be, may disclose only that portion of the Confidential Information which you or your Affiliates or Representatives are advised by

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counsel is legally required to be disclosed and to the extent you or your Affiliates or Representatives are advised by counsel is legally required, and, in the case of any External Demand, you or your Affiliates or Representatives shall, at the Company’s request and expense, exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information, and (ii) you or your Affiliates or Representatives shall not be liable for such disclosure, unless such disclosure was caused by or resulted from a previous disclosure by you or your Affiliates or Representatives in violation of this letter agreement. Notwithstanding the foregoing, except in the case of an External Demand, you and your Affiliates and Representatives may disclose Confidential Information pursuant to this paragraph 3 if but only if such disclosure requirement does not arise from a breach of paragraph 9 of the Cooperation Agreement. For the avoidance of doubt, it is understood and agreed that there shall be no “applicable law”, “regulation” or “rule” requiring you or your Affiliates or Representatives to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you or your Affiliates or Representatives would be prohibited from purchasing, selling or engaging in derivative or other voluntary transactions with respect to the securities of the Company or you or your Affiliates or Representatives would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.    Upon the Company’s demand, you shall either promptly (at your option) (a) destroy the Confidential Information and any copies thereof, or (b) return to the Company all Confidential Information and any copies thereof, and, in either case, confirm in writing to the Company that all such material has been destroyed or returned, as applicable, in compliance with this letter agreement, provided that (i) you and your Affiliates and Representatives shall be permitted to retain Confidential Information to the extent necessary to comply with applicable law or such person’s document retention policies designed to ensure compliance with applicable law and (ii) the foregoing shall not require the deletion of Confidential Information from computer archives maintained in the ordinary course (provided that you and your Affiliates and Representatives shall continue to be bound by the obligations of confidentiality hereunder with respect to such Confidential Information for such period of time as you and such Affiliates or Representatives retain such Confidential Information).

5.    You acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this letter agreement by you or your Affiliates or Representatives and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach (or threatened breach), without proof of damages, and each party further agrees to waive, and use its reasonable best efforts to cause its Affiliates to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedies shall not be the exclusive remedies for a breach of this letter agreement, but will be in addition to all other remedies available at law or in equity.

6.    You agree that (a) none of the Company or their respective Affiliates or representatives shall have any liability to you or any of your Affiliates or Representatives resulting from the selection, use or content of the Confidential Information by you or your Affiliates or Representatives and (b) none of the Company or their respective Affiliates or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information. This letter agreement shall not create any

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obligation on the part of the Company or any of its subsidiaries, Affiliates or representatives to provide you or your Affiliates or Representatives with any Confidential Information, nor shall it entitle you or your Affiliates or Representatives (other than the Investor Designee in his capacity as a director of the Company) to participate in any Board or committee meetings. All Confidential Information shall remain the property of the Company and its subsidiaries. Neither you nor any of your Affiliates or Representatives shall by virtue of any disclosure of and/or your or their use of any Confidential Information acquire any rights with respect thereto, all of which rights shall remain exclusively with the Company and its subsidiaries.

7.    No failure or delay by any party or any of its representatives in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof, and no modification hereof shall be effective, unless in writing and signed by the parties.

8.    The illegality, invalidity or unenforceability of any provision hereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction, nor the legality, validity or enforceability of any other provision.

9.    This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the Chancery Courts in the State of Delaware and the United States District Court for the District of the State of Delaware for any action, suit or proceeding arising out of or relating to this letter agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts.

10.    This letter agreement and the Cooperation Agreement (including the exhibits thereto) contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

11.    This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. One or more counterparts of this letter agreement may be delivered by telecopier or pdf electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.

12.    Except as otherwise set forth herein, this letter agreement shall terminate three (3) years from the date on which the Investor Designee ceases to be a director of the Company; provided that you and your Affiliates shall maintain in accordance with the confidentiality obligations set forth herein any Confidential Information constituting trade secrets for such longer time as such information constitutes a trade secret of the Company or any of its subsidiaries under applicable law; and provided further that any liability for breach of this letter agreement prior to such termination shall survive such termination.

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Very truly yours, LOGMEIN, INC.

By:
Name:
Title:
Confirmed and Agreed to:
ELLIOTT ASSOCIATES, L.P.
By: Elliott Capital Advisors, L.P.,
its General Partner
By: Braxton Associates, Inc.,
its General Partner

By:
Name:
Title:

ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors Inc.,
as Attorney-in-Fact

By:
Name:
Title:

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:
Name:
Title:

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